                                                                   EXHIBIT 10.13

                  AMENDED ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------



     1. OHIO UNIVERSITY, a state chartered university and its EDISON ANIMAL BIOTECHNOLOGY CENTER, a department of Ohio University, located at 101 University Research and Technology Center, Athens, Ohio 45701 and DRUG DEVELOPMENT INVESTMENT CORP., a Texas corporation doing business as id/2/, Inc. and having a principal place of business at 570 Penllyn Pike, Blue Bell, Pennsylvania 19422 ("DDIC"), entered into that (i) certain Biotechnology Licensing and Transfer Agreement relating to growth hormone and gh antagonist technology (the "License Agreement) and (ii) that certain Sponsored Research Agreement (the "Research Agreement"), both dated effective as of January 18, 1993 (collectively, the "Contracts").

     2. Section 22 of the License Agreement and Section 11.1 of the Research Agreement permit DDIC to assign the respective Contracts, in whole or in part, to any of its Affiliates, and in such event the Contracts shall become automatically binding upon the assignee. DDIC's Affiliates, as defined under section 1(a) of the License Agreement and Section 11.1 of the Research Agreement, include id/2/-I, L.P., a Texas limited partnership maintaining offices in Austin, Texas and at 570 Penllyn Pike, Blue Bell, Pennsylvania 19422 ("id/2/-I, L.P."). DDIC is the Managing (and sole) General Partner of id/2/-I, L.P. and directs its management and business affairs. DDIC and id/2/-I, L.P. are the "parties" herein.

     3. DDIC hereby assigns and transfers to id/2/-I, L.P., and in consideration thereof id/2/-I, L.P. hereby (a) accepts and assumes, all of DDIC's rights, duties, and obligations hereafter arising under the Contracts and
(b) conveys to DDIC a one percent interest as a general partner in the equity and capital, income and distributions, losses, deductions, and credits of id/2/-I, L.P. The parties agree that all rights, obligations and protections running in DDIC's favor under the Contracts shall now run in favor of - and be binding upon -id/2/-I, L.P.

     4. The parties agree that DDIC is not hereby released from its duties and responsibilities under the Contracts, and that DDIC shall be indemnified and held harmless by id/2/-I, L.P. for all of its costs, losses, damages and expenses, including attorney's fees, hereafter incurred or suffered by DDIC as a result of any failure of id/2/-I, L.P. to properly perform its duties and pay its obligations under the Contracts.

                                      1.

     5. Except as modified herein, the terms and provisions of the Contracts are hereby ratified and reaffirmed by the parties.

     6. Any previous involvement of id/2/-I, L.P. in the performance of DDIC's duties and responsibilities under the Contracts is hereby ratified and approved, without waiving any substantive rights that the parties may have with respect to such performance under the Contracts.

     EXECUTED in multiple original counterparts with an effective date as of March 26, 1993.

                                      DRUG DEVELOPMENT INVESTMENT CORP.


                                      By: /s/ Richard J. Hawkins
                                         _______________________________________
                                         Richard J. Hawkins, Chairman


                                      id/2/-I, L.P., a Texas Limited Partnership

                                      By:  DRUG DEVELOPMENT INVESTMENT CORP.
                                           Its Managing General Partner


                                      By: /s/ Richard J. Hawkins
                                         _______________________________________
                                         Richard J. Hawkins, Chairman


                                      2.